EXHIBIT 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K for the year ended January 25, 1997, into the Company's previously filed Registration Statements on Form S-3 (No. 33-83350) and on Form S-8 (No. 33-37624, No. 33-43916, No. 33-55910,
No. 33-92500, and No. 333-04735).



/s/ Arthur Andersen LLP


St. Louis, Missouri,
April 24, 1997